Exhibit 99.2

Eyenovia, Inc. Announces Closing of Approximately $6.0 Million Private Placement

New York, NY -- March 24, 2020 -- Eyenovia, Inc. (NASDAQ:EYEN) a clinical stage ophthalmic biopharmaceutical company developing a pipeline of microdose therapeutics utilizing its patented piezo-print technology, announced that today it closed its previously announced private placement of units which resulted in gross proceeds of $5,984,931 before deducting the placement agent's fees and estimated offering expenses.

Each unit consists of (i) one share of common stock, par value $0.0001 per share, (ii) a one-year warrant to purchase 0.5 of a share of common stock, and (iii) a five-year warrant to purchase 0.75 of a share of common stock. The units were priced to the public at $2.21425 per unit.

The proceeds of the offering are expected to be used, together with other available funds, for the MicroLine and MicroPine clinical studies, to advance MicroStat’s new drug application, and for working capital and general corporate purposes.

National Securities Corporation, a wholly owned subsidiary of National Holdings Corporation (NASDAQ:NHLD), acted as the sole Placement Agent.

The securities offered and sold by Eyenovia in the private placement were not registered under the Securities Act of 1933 or state securities laws and may not be offered or sold in the United States absent registration with the U.S. Securities and Exchange Commission, or the SEC, or an applicable exemption from such registration requirements. Eyenovia has agreed to file a registration statement with the SEC covering the resale of the shares of common stock, including shares of common stock issuable upon exercise of the warrants, to be issued in the private placement. Any resale of Eyenovia’s securities under such resale registration statement will be made only by means of a prospectus.

This press release does not constitute an offer to sell or a solicitation of an offer to buy these securities nor will there be any offer or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Eyenovia

Eyenovia is a clinical stage ophthalmic biopharmaceutical company developing a pipeline of microdose therapeutics utilizing its patented piezo-print delivery technology. Eyenovia’s pipeline is currently focused on the late-stage development of microdosed medications for presbyopia, myopia progression and mydriasis. For more information please visit www.eyenovia.com

Forward Looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions, including estimated market opportunities in the United States for our product candidates. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors discussed from time to time in documents which we file with the SEC. In addition, such statements could be affected by risks and uncertainties related to, among other things; the anticipated use of proceeds from the private placement; our need to raise additional money to fund our operations for at least the next 12 months as a going concern; fluctuations in our financial results and stock price, particularly given market conditions and the potential economic impact of COVID-19; the potential impacts of the coronavirus on our supply chain; risks of our clinical trials, including, but not limited to, the costs, design, initiation and enrollment (which could be adversely impacted by the coronavirus pandemic and resulting social distancing), timing, progress and results of such trials; the timing and our ability to submit applications for, and obtain and maintain regulatory approvals for, our product candidates; the potential success of our reprioritized pipeline; any cost savings related to our reprioritized pipeline; our estimates regarding the potential market opportunity for our product candidates; the potential advantages of our product candidates; the rate and degree of market acceptance and clinical ability of our product candidates; our ability to timely develop and implement anticipated manufacturing, commercialization and marketing capabilities and strategies for existing product candidates; our ability to attract and retain key personnel; intellectual property risks; changes in legal, regulatory and legislative environments in the markets in which we operate and the impact of these changes on our ability to obtain regulatory approval for our products; and our competitive position. Any forward-looking statements speak only as of the date on which they are made, and except as may be required under applicable securities laws, we do not undertake any obligation to update any forward-looking statements.

Company Contact:
Eyenovia, Inc.
John Gandolfo
Chief Financial Officer
jgandolfo@eyenoviabio.com

Investor Contact:
The Ruth Group
Tram Bui / Alexander Lobo
Phone: 646-536-7035/7037
tbui@theruthgroup.com / alobo@theruthgroup.com

Media Contact:
The Ruth Group
Kirsten Thomas
Phone: 508-280-6592
kthomas@theruthgroup.com